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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2004, except as to Note 1 which is as of July 21, 2004, relating to the consolidated financial statements of Plains All American Pipeline, L.P. which appears in Plains All American Pipeline L.P.'s Registration Statement on Form S-4 (No. 333-121168) filed December 10, 2004 and our report dated April 13, 2004 relating to the balance sheet of Plains AAP, L.P., which appears in Plains All American Pipeline L.P.'s Current Report on Form 8-K filed April 27, 2004.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 11, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM